Exhibit 10.3


                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of April, 1996, by and between Alyn Corporation ("Employer") and Robin Carden ("Employee").

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

          1. Employment: Employer hereby employs Employee, and Employee hereby accepts employment with Employer, on the term and conditions set forth herein.

          2. Duties:

          (a)Employee shall advise and counsel the Board of Directors of Employer on all matters pertaining to the business, affairs, and activities of Employer, handle such affairs of Employer, Employer subsidiary(ies), affiliate(s), or parent as the Board of Directors of Employer shall determine from time to time, and act in such offices or capacities as the Board shall request.

          (b)So long as he shall be elected to such offices, Employee shall continue to occupy the position of and perform all the acts and duties of Chief Executive Officer & President of Employer. Employer's Board of Directors may extend Employee's duties and titles from time to time; provided, however, that during the term of this Agreement, Employee's responsibilities shall be at least equal to or greater than his current responsibilities as Chief Executive Officer & President of Employer.

          (c)Employee shall be required to devote his entire time, ability and attention to the business of Employer.

          3. Term: Subject to the provisions for termination as herein provided, the term of employment of Employee shall be three (3) years, beginning May 1, 1996 and ending May 1, 1999. Thereafter, this Agreement shall automatically be renewed for a renewal term of one (1) year after the expiration of the initial three-year term, and for successive one-year renewal terms thereafter, unless either party gives the other written notice ("Notice") to terminate the Agreement at the expiration of the initial five-year term or of the first one-year renewal term or of any such successive one-year renewal tern. The Notice must be given at least sixty (60) days prior to the expiration of any such term; and, provided further, that in any event the automatic renewal clause in this Agreement shall not be effective to renew this Agreement in excess of ten (10) terms of one (1) year each.

          4. Compensation:

          (a)Base Salary. The compensation to be paid Employee by Employer for all services rendered to Employer during the term of this Agreement, including services as an officer, director, or member of any committee of Employer, or of a parent or subsidiary of Employer, shall be determined by the Board of Directors of Employer, but in no event shall such annual salary be less than one hundred fifty thousand dollars ($150,000.00) ("Base Salary"), payable in twenty-four (24) equal semi-monthly installments in arrears, on the last day of each week after the effective date hereof.

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The Base Salary shall be reduced by income tax and other applicable withholdings, and may be payable by Employer, or by a parent or subsidiary of Employer, at the Employer's discretion. The Base Salary shall be increased not less than the annually C.P.I., but can be increased by way of board approval.

          (b)Bonus. In addition to his Base Salary, the Employee shall be entitled to a bonus for each fiscal year that he is employed by the Employer pursuant to the terms of this Agreement in an amount up to 100% of the Base Salary. The scaled Bonus structure will be based upon meeting certain annual after tax profit targets.

          5. Vacation: Employee shall be entitled vacation time commensurate with the position.

          6. Working Facilities: Employee shall be furnished with a private office, stenographic and other necessary secretarial assistance, and such other facilities, amenities and services as are presently or may be hereinafter furnished to senior management officers of Employee and as are appropriate for Employee's position and adequate for the performance of his duties.

          7. Other Benefits:

          (a)Employee shall be entitled to participate on a basis consistent with other executive employees of Employer in pension, profit-sharing, stock-option, deferred compensation, savings, hospitalization, medical, disability, and life insurance programs in accordance with such plans as Employer or its corporate parent may now have in effect or may adopt from time to time in the future.

          (b)Employer shall provide a leased automobile at a monthly lease rate not to exceed $600.00, in addition to a reserve parking space at Employer's office facility.

          (c)Employee shall also receive such other additional compensation, rights and other benefits as the Board of Directors of Employer shall from time to time, in its absolute and sole discretion, grant to him.

          (d)The benefits and prerequisites provided from time to time to the Employee may not be unilaterally reduced or diminished by the Employer.

          8. Expenses: Employee is authorized to incur reasonable expenses on behalf of Employer expenses in connection with the performance of his duties hereunder or in promoting or furthering the business of Employer, including dues for social clubs, expenses for entertainment, travel, lodging and similar items, in accordance with the standards and policies that the Board of Directors of Employer may establish from time to time. All such expenses are to be paid, insofar as possible, by use of credit cards in Employer's name furnished to Employee. Any such charges that cannot be charged on a credit card may be paid for directly by Employee, who shall be reimbursed by Employer upon the submission to Employer's Treasurer of an itemized account of such expenditures.

          9. Location: The office at which Employee will be employed is located in Orange County, California or North County, San Diego, CA. Employee will not be required to relocate outside of the Orange County or San Diego, California, area without his voluntary consent for a period of three years. The withholding of such consent shall not be grounds for any action taken against Employee.


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          10. Confidentiality: Except as required in the ordinary course of
Employer's Business, Employee shall hold in confidence and not disclose to any person or entity without the express prior written authorization of Employer, either during the term of this Agreement or any time thereafter, the names or addresses of any of Employer's customers; Employer's past or prospective dealings with its customers; the parties, dates, or terms, if any, of Employer's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the customers or the business affairs of Employer or any companies affiliated with Employer. Employee acknowledges that in the course of performing his duties he may have access to confidential information, the ownership and confidential status of which are highly important to Employer and he agrees to comply with all known policies and procedures of Employer for the protection of said confidential information. The term "confidential information" as used in this Agreement means (1) proprietary information of Employer including, but not limited to, formulas, procedures, processes, materials, client lists and vendor lists, (2) information marked or designated by Employer as confidential, (3) information whether or not in written form which is known by the Employee to be treated by Employer as confidential, and (4) information provided to Employee by third parties which Employer is obligated to keep confidential. Employee agrees as follows:

                 (a) That he will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Employer's confidential information except as may be necessary in the performance of his duties for Employer.

                 (b) Employee agrees to exercise the highest degree of care in safeguarding Employer's confidential information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary to ensure the maintenance of confidentiality.

                 (c) Upon termination of his employment, or as otherwise requested by Employer, will deliver promptly to Employer all of Employer's confidential information in whatever form that may be in their possession or under their control.

                 (d) Employee agrees not to disclose Employer's confidential information directly or indirectly under any circumstances or by any means to any third person without the express written consent of Employer.

          11. Non-Competition: While employed and for a period of two years after the termination of employment, Employee shall not, without the prior written consent of Employer, compete with Employer, its subsidiaries, successors, or assigns, either directly or indirectly, as an owner, member, partner, employee, officer, director or agent of any sole proprietorship, association, partnership or corporation. For the purposes of this paragraph, the terms "compete" and "competition" and "competitor" shall refer to: the development, design, manufacture or wholesale distribution of advanced ceramics, ceramic powders, metal matrix composites and other materials.

          Should any term or condition of these covenants against competition be found to be unreasonable or excessive by any court of competent jurisdiction, the parties agree to accept as binding in lieu thereof any lesser restrictions which said court may deem reasonable.

          Both Employer and the Employee recognize that no adequate remedy at law exists in which to enforce the terms and conditions of this Agreement. Therefore, in the event the Employee

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breaches the confidentiality or covenant not-to-compete provisions of this
Agreement, then Employer shall be entitled to injunctive relief prohibiting the continued breaches of the Agreement by the Employee.

          12. Right to Employer Materials: Employee agrees that all documents are intangible media relating to Employer's Business, including, but not limited to, the following: advertising literature, drawings, blueprints, notes, memorandum, specification, devices, mechanical parts, formula, lists, materials, books, files, reports, correspondence, records and other documents ("Employer Materials") relating to the Business of Employer, shall remain the property of Employer. Employer Materials constitute trade secrets of Employer and shall not be disclosed to any other party except as expressly authorized by Employer. Upon termination of employment, for any reason, all Employer Materials shall be returned immediately to Employer, and Employee shall not make or retain any copies thereof. Employee acknowledges and agrees that any knowledge, information and materials in Employee's possession relating to the Business which Employee possessed prior to the transfer of the Business to Employer shall also be deemed to constitute part of Employer Materials for purposes of this Section.

          13. Inventions and Patents: Employee agrees that he will promptly and from time to time fully inform and disclose to Employer all inventions, designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain to or relate to the Business of Employer or to any experimental work carried on by Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvement and discoveries shall be the exclusive property of Employer. Employee shall assist Employer to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by Employer and shall execute all documents and do all things necessary to obtain letters patent, vest Employer with full and exclusive title thereto, and protect the same against infringement by others. This provision shall apply with equal force and effect to any items that may be subject to copyright or trademark protection. This provision does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, and (a) which does not relate, at the time the invention is conceived or reduced to practice, to (1) the Business of Employer, or (2) actual or demonstrably related anticipated research or development of Employer, or (b) which does not result from any work performed by the Employee for the Employer. The provisions set forth in the preceding sentence shall not, however, in any way authorize Employee to engage in any such activities set forth therein in contravention of the provisions of his duties and obligations hereunder.

          14. Termination:

          (a) The employment of Employee may be terminated at any time by:

               (i)   Mutual agreement; or

               (ii)  The death of Employee; or

               (iii) Action of the Board of Directors of Employer if Employee is in material and willful default in the performance of his obligations, services, or duties hereunder, or has materially and willfully breached any provision of this Agreement, or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Employee's duties; or

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               (iv) Action of Employee if Employer is in material and willful default in the performance of its obligations or duties hereunder, or has materially and willfully breached any provision of this Agreement; or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Employee's duties; or

               (v) Either party in the event Employee shall not be elected to the office of Chief Executive Officer of Employer. In the event Employer terminates the employment pursuant to this provision, Employer shall continue to pay Employee for the remainder of the term of the Agreement the compensation specified in paragraph 4 of this Agreement, except and to the extent that Employee is being paid more than the minimum amount set forth in paragraph 4, then Employee shall be entitled to the remaining payments at the increased rate; however, the other benefits to which Employee is entitled pursuant to paragraph 7 of this Agreement shall cease as of the effective date of Employee's termination or;

               (vi) A determination by the Board of Directors that the Employee has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties under this Agreement for a period of ninety (90) consecutive days.

          (b) Thirty (30) days' written notice to the other party shall be given prior to termination by either party under subparagraphs 14(a), (iii),
(iv), or (v).

          (c) Termination under subparagraphs 14(a)(iii) or (iv) shall not be in limitation of any other right or remedy which the terminating party may have under this Agreement or otherwise.

          (d) All obligations of Employer hereunder shall terminate upon the date of Employee except:

          (i) Employer shall have a life insurance policy for $750,000 in the name of the employee, paid by the employer.

          15. Disability: Anything to the contrary in this Agreement notwithstanding, in the event that Employee is prevented from performing his obligations, services, or duties hereunder by reason of any physical or mental disability, the employment of Employee hereunder shall be deemed to continue for the initial term set forth under paragraph 3 of this Agreement, or for the remainder of any renewal term thereafter, and Employee shall be entitled to continue to receive the compensation as specified in this Agreement for said term or renewal term; provided, however, that any proceeds received by Employee under any disability insurance policy maintained by Employer shall be treated as a reduction of Employer's obligations hereunder, so that the sum of the disability insurance proceeds plus the amounts paid to Employee by Employer shall equal the salary to which Employee was entitled. For the purposes of this Agreement, the term "disability" shall mean the inability of Employee to perform his duties hereunder on a full-time basis due to his physical or mental incapacity. In the event of any dispute between Employer and Employee as to whether any disability exists, such dispute shall be submitted to a duly licensed and practicing physician designated by the president of the Orange County Medical Association, whose decision shall be binding on the parties.

          16. Successors and Assigns: The rights and obligations of Employer under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer, and

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the rights and obligations of Employee under this Agreement shall inure and be binding upon his heirs, executors and administrators.

          17. Definitions: For purposes of this Agreement unless the context indicates otherwise, the term "Employer" shall be deemed to also include any corporation which is in control of, controlled by or under common control with Employer, whether or not Employee is directly employed by such other corporation or corporations.

          18. Notices: Any notice to be given to Employer under the terms of this Agreement shall be addressed to the Chairman of Employer's Board of Directors, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any such notice (except notice of a change of address) shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Notice of a change of address shall be deemed given only when received.

          19. Waiver: Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          20. Governing Law and Binding Effect: This Agreement shall be interpreted and construed in accordance with the laws of the State of California and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

          21. Captions and Paragraph Headings: Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

          22. Severability: The invalidity or unenforceability of any provision hereof or any part of any provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof, and this Agreement shall be interpreted, construed and enforced as though the invalid or unenforceable provision were not contained herein.

          23. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          24. Entire Agreement: This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          25. Key man Insurance: Employee will be required to take medical tests for implementation of a keyman insurance policy.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                           EMPLOYER:        Alyn Corporation
                                              A California Corporation


                                            By:      /s/ Robin A. Carden
                                                     Title:

                           EMPLOYEE:


                                            /s/ Robin A. Carden
                                            Robin A. Carden

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                              AMENDMENT NUMBER ONE
                                       TO
                              EMPLOYMENT AGREEMENT


          THIS AMENDMENT NUMBER ONE (this "Amendment"), dated as of April 30th, 1996, to the Employment Agreement (the "Employment Agreement"), made and entered into as of the first day of April, 1996, by and between Alyn Corporation, a California corporation ("Employer"), and Robin A. Carden ("Employee").

          The parties wish to amend the Employment Agreement to reflect changes in certain termination provisions thereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Employment Agreement.

          2. Section 14.(a)(iv) is hereby amended and restated in its entirety to read as follows:

                 "14.(a)(iv)Action of Employee if Employer is in material and willful default in the performance of its obligations or duties hereunder, or has materially and willfully breached any provision of this Agreement, or has committed any act of dishonesty, fraud, misrepresentation, or other act of moral turpitude that would prevent the effective performance of Employee's duties; provided, however, that a change by Employer in Employee's title or responsibilities shall not constitute a default under, or breach of this Agreement, or"

          3. Section 14.(a)(v) is hereby deleted in its entirety.

          4. This amendment shall take effect upon its execution by the parties to this Amendment.

          5. This Amendment shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of California.

          6. In an event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms of this Amendment shall govern. In all other respects, the Agreement as amended, modified and supplemented hereby shall remain in full force and effect.

          7. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, notwithstanding that all of the parties may not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined. The signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart.



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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered to Employer's and Employee's proper records as of the date written above.


                                            EMPLOYER


                                            By:      /s/ Robin A. Carden
                                            Name: Robin A. Carden
                                            Title:  C.E.O.



                                            EMPLOYEE


                                            By:      /s/ Robin A. Carden
                                                     Robin A. Carden

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